WeWork to Conduct 1-for-40 Reverse Stock Split

NEW YORK, August 18, 2023 – WeWork Inc. (NYSE: WE) (“WeWork” or the “Company”), the leading global flexible space provider, today announced that it will proceed with a 1-for-40 reverse stock split of its outstanding shares of Class A Common Stock and Class C Common Stock following approval by its Board of Directors and within the ratio range previously authorized by shareholders at the annual meeting of WeWork shareholders on June 12, 2023.
The reverse stock split will be effective at 4:01 p.m., Eastern Time, on September 1, 2023. The Company’s Class A Common Stock will begin trading on a post-split basis at the market open on September 5, 2023. The reverse stock split is being effected primarily to increase the Company’s per share trading price and to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing on the New York Stock Exchange. The Company does not expect the reverse stock split to impact its current or future business operations.

When the reverse stock split is effective, every 40 shares of WeWork Common Stock issued and outstanding will be combined automatically into one share of WeWork Common Stock. The reverse stock split will apply equally to all outstanding shares of the Class A Common Stock and Class C Common Stock, and each stockholder will hold the same percentage of Class A Common Stock and Class C Common Stock outstanding immediately following the reverse stock split, except for adjustments that may result from the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Holders of the Class A Common Stock and Class C Common Stock will receive a cash payment (without interest) in lieu of any fractional shares.
About WeWork
WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to implement its business plan; the reverse stock split and its impact on the trading volume and price of WeWork’s common stock and warrants; WeWork’s ability to regain compliance with the listing rules of the New York Stock Exchange and maintain its continued listing; WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of inflation, the COVID-19 pandemic and the conflict in Ukraine; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and its ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the health of the commercial real estate market; and the impact of foreign exchange rates on WeWork’s financial performance. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.